UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to SECTION 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2013

ASSOCIATED MATERIALS, LLC

(Exact name of registrant as specified in its charter)

Delaware	000-24956	75-1872487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3773 State Rd. Cuyahoga Falls, Ohio	44223
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 929-1811

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 18, 2013, Associated Materials, LLC (the “Company”), its parent company AMH Intermediate Holdings Corp. (“Holdings”), certain direct or indirect wholly-owned U.S. and Canadian restricted subsidiaries of the Company designated as a borrower or guarantor under the revolving credit agreement that governs its senior secured asset-based revolving credit facilities (the “ABL facilities”), certain of the lenders party to the revolving credit agreement, UBS AG, Stamford Branch and UBS AG Canada Branch, as administrative and collateral agents, and Wells Fargo Capital Finance, LLC, as co-collateral agent, amended and restated the revolving credit agreement (as so amended and restated, the “Amended and Restated Revolving Credit Agreement”), which amends the revolving credit agreement to, among other things:

(i)	reduce the interest rate margins in respect of the loans under the Amended and Restated Revolving Credit Agreement by 75 basis points;

(ii)	fix the commitment fee at a rate of 37.5 basis points for the tranche A revolving credit commitments in lieu of a rate of 50 basis points, which stepped down to 37.5 basis points based on utilization of the tranche A revolving credit commitments;

(iii)	extend the maturity of the loans and commitments under the Amended and Restated Credit Agreement to the earlier of (1) April 18, 2018 and (2) 90 days prior to the maturity of the Company’s 9.125% Senior Secured Notes due 2017 (the “9.125% notes”);

(iv)	permit the offering of up to $100.0 million in aggregate principal amount of additional 9.125% notes (the proceeds in excess of $40.0 million of which will be used to prepay and terminate the Company’s existing tranche B revolving credit commitments);

(v)	increase availability under the Canadian borrowing base by conducting reappraisals of the Company’s Canadian real property and equipment, providing the Company with incremental liquidity based on current appraised values of such real property and equipment;

(vi)	after the prepayment and termination of the tranche B revolving credit commitments, reduce the trigger to test the springing minimum fixed charge coverage ratio to only when excess borrowing availability is less than the greater of (1) 10% (from 12.5% under the pre-amendment revolving credit agreement) of the sum of (x) the lesser of (A) the US tranche A defined borrowing base and (B) the US tranche A revolving credit commitments and (y) the lesser of (A) the Canadian tranche A defined borrowing base and (B) the Canadian tranche A revolving credit commitments and (2) $20.0 million for a period of five consecutive business days until the 30th consecutive day when excess availability exceeds the above threshold; and

(vii)	permit certain other amendments to the revolving credit agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 8.01	Other Events

Unless the context otherwise requires, in this Current Report, “we,” “our” and “us” refer to the Company and its consolidated subsidiaries.

All statements (other than statements of historical facts) included in this Current Report on Form 8-K (this “Current Report”) regarding the prospects of the industry, our prospects, plans, financial position and business strategy, the notes and the offering of the new notes may constitute forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue” or the negatives of these terms or variations of them or similar terminology. Although we believe that the expectations reflected in these forward-looking statements are reasonable, there cannot be assurance that these expectations will prove to be correct. Such statements reflect the current views of our management with respect to our operations, results of operations and future financial performance. The following factors are among those that may cause actual results to differ materially from the forward-looking statements: our operations and results of operations; declines in remodeling and home building industries, economic conditions and changes in interest rates, foreign currency exchange rates and other conditions and the failure of any such conditions to meet expectations; deteriorations in availability of consumer credit, employment trends, levels of consumer confidence and spending and consumer preferences; our substantial level of indebtedness; increases in our indebtedness; and the factors discussed under Item 1A. “Risk Factors” in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 21, 2013 (“Annual Report”), which statements are incorporated by reference herein. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements included in this Current Report. These forward-looking statements speak only as of the date of this Current Report. We do not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, unless the securities laws require us to do so.

(a) The Company and its wholly-owned subsidiary, AMH New Finance, Inc., intend to offer up to $100.0 million in aggregate principal amount of additional 9.125% notes (the “new notes”) in a private placement, subject to market and other conditions (the “offering”). The Company intends to use a portion of the net proceeds of the offering to repay all of the outstanding borrowings under its ABL facilities and intends to use the remaining net proceeds for other general corporate purposes. The new notes will be issued as additional notes under the same indenture, dated as of October 13, 2010, governing the $730.0 million aggregate principal amount of 9.125% notes issued on October 13, 2010 (the “existing notes,” and together with the new notes, the “notes”), as supplemented by a supplemental indenture. The new notes will be consolidated with and form a single class with the existing notes and will have the same terms as to status, redemption, collateral and otherwise (other than issue date, issue price and first interest payment date) as the existing notes. Once exchanged for notes registered under the Securities Act, the new notes are expected to have the same CUSIP and ISIN numbers as, and to trade fungibly with, the existing notes. Prior to that, the new notes will be issued under CUSIP and ISIN numbers that are different from those of the existing notes and will trade separately from the existing notes.

This Current Report does not constitute an offer to sell or the solicitation of an offer to buy the new notes nor shall there be any sale of the new notes in any state in which such offer, solicitation or sale would be unlawful. The new notes have not been and will not be registered under the Securities Act or applicable state securities laws, and may not be offered or sold in the United States absent registration or pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

(b) The Company is providing the following information regarding its business:

Unless the context otherwise requires, in this Current Report, “we,” “our” and “us” refer to the Company and its consolidated subsidiaries.

Recent Developments

First Quarter of Fiscal Year 2013

We are responsible for the selected preliminary financial and as adjusted data below, which are forward-looking statements and have been prepared in good faith based upon the most current information available to management. Because our normal quarterly closing and financial reporting processes with respect to such preliminary financial and as adjusted data have not been fully completed and because we tend to recognize a significant portion of our sales toward the end of a reporting period, this information is preliminary. As a result, the actual financial results could be different from such preliminary financial and as adjusted data, and any differences could be material. Deloitte & Touche LLP, our independent auditors, have not audited, reviewed, compiled or performed any procedures with respect to the preliminary financial and as adjusted data provided below, nor do they express an opinion or provide any other form of assurance with respect thereto.

The preliminary financial data below has been prepared on a basis consistent with our consolidated financial statements for the year ended December 29, 2012 included in our Annual Report.

While preliminary and subject to change, we are providing the following selected preliminary financial data for the three months ended March 30, 2013:

•	our net sales are expected to be in the range of approximately $205 million to $212 million, as compared to $213.0 million for the corresponding period in 2012;

•

our loss from operations is expected to be in the range of approximately $10 million to $15 million, as compared to a loss from operations of $18.4 million for the corresponding period in 2012, as we were able to improve gross profit and reduce selling, general and administrative costs;

•	our cash and cash equivalents as of March 30, 2013 were approximately $6 million; and

•	borrowings under our ABL facilities as of March 30, 2013 were approximately $90 million.

In addition, (1) as of December 29, 2012, on an as adjusted basis after giving effect to the offering, the application of the net proceeds of the offering as described in paragraph (a) above and the amendment to our revolving credit agreement described in Item 1.01, our cash and cash equivalents would have been $28.4 million and (2) as of December 29, 2012 and March 30, 2013, on an as adjusted basis after giving effect to the offering, the application of the net proceeds of the offering as described in paragraph (a) above, the amendment to our revolving credit agreement described in Item 1.01 and letters of credit outstanding and borrowing base limitations, our aggregate borrowing availability under our ABL facilities would have been $157.8 million and $144.7 million, respectively (in the case of each of clauses (1) and (2), assuming the new notes are issued at par and without giving effect to any premium at which the new notes may be issued).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSOCIATED MATERIALS, LLC

DATE: April 23, 2013	By:	/s/ Paul Morrisroe
Paul Morrisroe
Senior Vice President, Chief Financial Officer and Secretary

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